Registration No. 333-07704

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                     Post-effective Amendment No.1 to the
                                   FORM F-6
                            REGISTRATION STATEMENT
                                     UNDER
    THE SECURITIES ACT OF 1933 FOR AMERICAN DEPOSITARY SHARES EVIDENCED BY
                         AMERICAN DEPOSITARY RECEIPTS

                                CONTINENTAL AG
  (Exact name of issuer of deposited securities as specified in its charter)

                                     N.A.
                         (Translation of issuer's name
                                 into English)

                                    GERMANY
           (Jurisdiction of incorporation or organization of issuer)

                     DEUTSCHE BANK TRUST COMPANY AMERICAS
            (Exact name of depositary as specified in its charter)

                                60 Wall Street
                           New York, New York 10005
                                (212) 602 3761

      (Address, including zip code, and telephone number, including area code, of depositary's principal executive offices)

                            Michael T. Worthington
                     Continental Tire North America, Inc.
                          1800 Continental Boulevard
                        Charlotte, North Carolina 28273
                            Telephone 704 583 8550

   (Address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
            E. Mark Walsh                              Stephan Hutter
       Sidley Austin Brown & Wood                  Shearman & Sterling LLP
             Princes Court                             Gervinusstrasse 17
           7 Princes Street                        60322 Frankfurt am Main
           London EC2R 8AQ                                  Germany
            United Kingdom


    It is proposed that this filing become effective under Rule 466:    immediately upon filing.
                                                                        on (Date) at (Time).

    If a separate registration statement has been filed to register the deposited shares, check the following box:

                                                   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------

    Title of Each Class of               Amount to be        Proposed Maximum          Proposed Maximum             Amount of
  Securities to be Registered             Registered     Aggregate Price Per Unit  Aggregage Offering Price(1)   Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
American Depositary Shares evidenced   25,000,000 ADSs            $.05                    $1,250,000                  $115.00
by American Depositary Receipts,
each American Depositary Share
evidencing one common share of
Continental AG (the "Common Shares")
----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(k), such estimate is computed on the basis of the maximum aggregate fees or charges to be imposed in connection with the issuance of receipts evidencing American Depositary Shares.
------------------------------------------------------------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                               EXPLANATORY NOTE

     The purpose of this Post-effective Amendment No.1 to the Registration Statement on Form F-6 (Registration No. 333-o), is being filed to name Deutsche Bank Trust Company Americas as successor depositary, and to register an additional 25,000,000 American Depositary Shares, increasing the total facility size to 50,000,000.

     This Registration Statement may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

                                    PART I
                      INFORMATION REQUIRED IN PROSPECTUS

     The Prospectus consists of the proposed form of American Depositary Receipt ("ADR" or "American Depositary Receipt") included as Exhibit A to the Deposit Agreement filed as Exhibit (a) to the Registration Statement which is incorporated herein by reference.(1)

Item 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED


                                Cross Reference



                                                      Location in Form of Receipt
Item Number and Caption                               Filed Herewith as Prospectus
-----------------------                               ----------------------------
1.  Name and address of depositary                    Introductory Article

2.  Title of American Depositary Receipts             Face of Receipt, top center
    and identity of deposited securities

    Terms of Deposit:

    (i)    The amount of deposited securities         Face of Receipt, upper right corner
           represented by one unit of American
           Depositary Receipts

    (ii)   The procedure for voting, if any, the      Paragraphs 8, 12 and 13
           deposited securities

    (iii)  The collection and distribution of         Paragraphs 10, 11, 12 and 15
           dividends

    (iv)   The transmission of notices, reports       Paragraphs 10, 12 and 13
           and proxy soliciting material

    (v)    The sale or exercise of rights             Paragraph 11

    (vi)   The deposit or sale of securities          Paragraphs 11 and 14
           resulting from dividends, splits or

------------
(1) Previously filed.


                                                5

           plans of reorganization

    (vii)  Amendment, extension or termin-            Paragraphs 16 and 17
           ation of the deposit

    (viii) Rights of holders of Receipts to           Paragraph 2
           inspect the transfer books of the
           depositary and the list of holders of
           Receipts

    (ix)   Restrictions upon the right to             Paragraphs 1, 2, 4, 5, 6 and 8
           deposit or withdraw the underlying
           securities

    (x)    Limitation upon the liability of the       Paragraph 15
           depositary

3.  Fees and Charges                                  Paragraph 9

Item - 2.  AVAILABLE INFORMATION

Public reports furnished by issuer                    Paragraph 10


     The Company furnishes the United States Securities and Exchange Commission (the "Commission") with certain public reports and documents required by foreign law or otherwise under rule 12g3-2(b) under the Securities Exchange Act of 1934. These reports can be inspected by holders of receipts and copied at public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W. (Room 1024), Washington D.C. 20549, and at the principal executive office of the Depositary.


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.  EXHIBITS

     (a) Form of Deposit Agreement. Amended and Restated Deposit Agreement (including the form of American Depositary Receipt), dated as of October 14, 1997, among Continental AG as Issuer, The Bank of New York as Depositary, and each Owner and Beneficial Owner from time to time of American Depositary Receipts issued thereunder.(2)

     (b) Any other agreement to which the Depositary is a party relating to the issuance of the American Depositary Shares registered hereunder or the custody of the deposited securities represented thereby. Supplement and Amendment to Deposit Agreement, dated as of June 7, 2003, among Continental AG as Issuer, Deutsche Bank Trust Company Americas as Successor Depositary to The Bank of New York, and each Owner and Beneficial Owner from time to time of American Depositary Receipts issued thereunder.

     (c) Every material contract relating to the deposited securities between the Depositary and the issuer of the deposited securities in effect at any time within the last three years. Not Applicable.

     (d) Opinion of Sidley Austin Brown & Wood, counsel to the Depositary, as to the legality of the securities being registered. Filed herewith as Exhibit (d).

     (e)  Certification under Rule 466. Not applicable.

          Powers of Attorney for certain officers and directors and the authorized representative of the Company. Set forth on the signature pages hereto.

Item 4.  UNDERTAKINGS

     (a) The Depositary hereby undertakes to make available at the principal office of the Depositary in the United States, for inspection by holders of the American Depositary Receipts, any reports and communications received from the issuer of the deposited securities which are both (1) received by the Depositary as the holder of the deposited securities, and (2) made generally available to the holders of the underlying securities by the issuer.

     (b) If the amounts of fees charged are disclosed in the prospectus, the Depositary undertakes to prepare a separate document stating the amount of any fee charged and describing the service for which it is charged and to deliver promptly a copy of such fee schedule without charge to anyone upon request. The Depositary undertakes to notify each registered holder of an American Depositary Receipt thirty days before any change in the fee schedule.


--------------------
(2) Previously filed.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-6 are met and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, on July 7, 2003.

                                   Legal entity created by the
                                   agreement for the issuance of
                                   American Depositary Receipts evidencing
                                   American Depositary Shares each
                                   representing one common share of Continental
                                   AG, Par Value Euro 2.56 per common share.


                                   Deutsche Bank Trust Company Americas,
                                   As Depositary


                                   By:          /s/ Clare Benson
                                      ---------------------------------------
                                      Name:   Clare Benson
                                      Title:  Vice President




                                   By:          /s/ Mark Downing
                                      ----------------------------------------
                                      Name:   Mark Downing
                                      Title:  Vice President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints Manfred Wennemer and Dr. Alan Hippe, jointly and severally, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form F-6 has been signed by the following persons in the following capacities on July 7, 2003.



                         Signature                                                    Title
                         ---------                                                    -----

/s/ Manfred Wennemer                                         Chairman of the Executive Board (Principal
----------------------                                       Executive Officer)
Manfred Wennemer

/s/ Dr. Alan Hippe                                           Member of the Executive Board (Principal
--------------------------------------------                 Financial and Accounting Officer)
Dr. Alan Hippe

                                                             Deputy Chairman and Member of the Executive Board
--------------------------------------------
Dr. Wolfgang Ziebart

/s/ Martien de Louw                                          Member of the Executive Board
--------------------------------------------
Martien de Louw

/s/ Dr. Hans-Joachim Nikolin                                 Member of Executive Board
--------------------------------------------
Dr. Hans-Joachim Nikolin
                                                             Member of Executive Board
--------------------------------------------
Mr. Thomas Sattelberger

/s/ Michael T. Worthington                                   Authorized Representative in the United States
--------------------------------------------
Michael T. Worthington



*By:___________________________
      Dr. Alan Hippe (Attorney-in-fact)

                               INDEX TO EXHIBITS

Exhibit                                                          Sequentially
Number                                                           Numbered Page
------                                                           -------------
(b) Supplement and Amendment to the Deposit Agreement, dated as of July 7, 2003, among the Issuer, the Depositary and each Owner and Beneficial Owner from time to time of ADRs issued thereunder.

(d) Opinion of Sidley Austin Brown & Wood, counsel to the Depositary, as to the legality of the securities to be registered.

                                                                   Exhibit (b)



                 SUPPLEMENT AND AMENDMENT TO DEPOSIT AGREEMENT


          SUPPLEMENT AND AMENDMENT TO DEPOSIT AGREEMENT, dated as of July 7, 2003 (this "Agreement"), to the Deposit Agreement, dated as of October 14, 1997 (the "Deposit Agreement"), by and among Continental AG (the "Company"), Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank AG, in its capacity as the successor depositary (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Receipts issued thereunder.

                      W I T N E S S E T H  T H A T:
                      - - - - - - - - - -  - - - -

          WHEREAS, the Company and The Bank of New York (the "Predecessor Depositary") entered into the Deposit Agreement for the purposes set forth therein;

          WHEREAS, by written notice dated June 10, 2003 addressed to the Predecessor Depositary, the Company, pursuant to Section 10 of the Deposit Agreement, has removed the Predecessor Depositary under the Deposit Agreement;

          WHEREAS, the Company has appointed Deutsche Bank Trust Company Americas as Depositary solely in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

          WHEREAS, Deutsche Bank Trust Company Americas has accepted its appointment as Depositary solely in accordance with and subject to the conditions of the Deposit Agreement, as amended and supplemented by this Agreement;

          WHEREAS, the Company desires to provide for the deposit of Shares of the Company with the Depositary or the Custodian as agent for the Depositary and for the execution and delivery of Receipts evidencing American Depositary Shares representing beneficial interests in the Shares so deposited; and

          WHEREAS, the Company and the Depositary desire to amend and supplement the terms of the Deposit Agreement and form of Receipts inter alia to reflect the removal by the Company of The Bank of New York, in its capacity as the predecessor depositary, and the appointment of the Depositary, in its capacity as the successor depositary in accordance with Section 10 of the Deposit Agreement.

          NOW, THEREFORE, the Company and the Depositary hereby amend and supplement the Receipts and the Deposit Agreement, effective as of the Effective Date set forth in Section 5.01 hereof, as follows:


                                   ARTICLE I

                                  DEFINITIONS


          Section 1.01 Definitions Generally. Unless otherwise defined in this Agreement, capitalized terms which are used but not defined herein shall have the meanings set forth in the Deposit Agreement.


                                  ARTICLE II

                        AMENDMENTS TO DEPOSIT AGREEMENT

          Section 2.01 All references in the Deposit Agreement to "The Bank of New York" are hereby replaced with "Deutsche Bank Trust Company Americas".

          Section 2.02 All references in the Deposit Agreement and the Pre-release Letter to the "Deposit Agreement" shall hereby mean the Deposit Agreement, dated as of October 14, 1997, as amended and supplemented by this Agreement and as further amended and supplemented from time to time.

          Section 2.03 All references in the Deposit Agreement to "Dresdner Bank AG" are hereby replaced with "Deutsche Bank A.G., Eschborn, Domestic Custody Services Germany, Alfred-Herrhausen-Allee 16-24, Eschborn 65760, Germany".

          Section 2.04 All references in the Deposit Agreement to "DKV" are hereby replaced with "Clearstream Banking A.G. Frankfurt and any successor entity", as the current successor central securities depository in Germany.


          Section 2.05 The Deposit Agreement is hereby amended and supplemented by deleting Section 1(f) and substituting in its place a new
Section 1(f):

          Section 1(f). Depositary's Corporate Trust Office" means at any particular time the office of the Depositary in The City of New York at which its depositary receipt business is then administered. At the date of this Agreement the Depositary's Corporate Trust Office is 60 Wall Street, New York, New York 10005, United States of America.

          Section 2.06 The Deposit Agreement is hereby amended and supplemented by inclusion of the following address for notices to the Depositary as Section 13:

          "60 Wall Street, New York, New York 10005, Attention: ADR Department, Fax: (212) 571-3050."

          Section 2.07 All references in the Deposit Agreement to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to an entry or entries or an electronic transfer or transfers, as well as to the physical transfer of certificates representing the Shares.


                                 ARTICLE III

                         AMENDMENTS TO FORM OF RECEIPT


          Section 3.01 The form of Receipt attached as Exhibit A to the Deposit Agreement (the "Form of Receipt") is amended and restated in its entirety to read as Exhibit B attached hereto.

          Section 3.02 All references in the Form of Receipt to "The Bank of New York" are hereby replaced with "Deutsche Bank Trust Company Americas".

          Section 3.03 All references in the Form of Receipt to "Dresdner Bank AG" are hereby replaced with "Deutsche Bank A.G., Eschborn, Domestic Custody Services, Alfred-Herrhausen-Allee 16-24, Eschborn 65760, Germany." The Form of Receipt shall also be amended to reflect consequential changes resulting therefrom.

          Section 3.04 All references in the Form of Receipt to "DKV" are hereby replaced with "Clearstream Banking A.G. Frankfurt and any successor entity", as the current successor central securities depository in Germany. The Form of Receipt shall also be amended to reflect consequential changes resulting therefrom.

          Section 3.05 All references in the Form of Receipt to "par value DEM 5 per share" are hereby replaced with "par value EURO 2.56 per share".

          Section 3.06 The form of Receipt is hereby amended and supplemented by deleting Section 13 and substituting in its place a new Section 13:

                    (13) Voting of Deposited Securities. As promptly as practicable after receipt from the Company of notice of any meeting or solicitation of consents or proxies of holders of Deposited Securities, the Depositary shall, at the request of the Company, mail to Holders (for forwarding to Beneficial Owners) a notice (the "Notice") (a) containing such information as is contained in the notice or solicitation sent by the Company to the Depositary and any solicitation materials, (b) stating that each Holder on the record date set by the Depositary therefor, subject to applicable law and the Company's Articles of Association, will be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities underlying such Holder's
          ADRs, and (c) specifying how and when such instructions may be given. Upon receipt of instructions of a Holder on such record date in the manner and on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law, the Company's Articles of Association and the provisions of or governing Deposited Securities, to vote or cause to be voted the amount of Deposited Securities underlying such Holder's ADRs in accordance with such instructions.
               Upon the request of a Holder who has not previously given instructions as to the exercise of voting rights pertaining to the Deposited Securities underlying such Holder's ADRs, and subject to compliance with any reasonable regulations the Depositary may establish (which may include the deposit or blocking of transfers of such Holder's ADRs), the Depositary shall endeavor to provide such Holder (or a person designated by such Holder) with the documentation necessary to attend a meeting of holders of Deposited Securities.
                    The Depositary shall not vote or cause to be voted
          Deposited Securities, other than in accordance with instructions received from Holders of ADRs.
                    If no voting instructions are received by the Depositary from any Holder (to whom the Notice has been sent by the Depositary) with respect to the amount of Deposited Securities underlying such Holder's ADRs on or before the date established by the Depositary for such purpose and such Holder has not given notice to the Depositary on or before such date that it intends to attend the meeting of holders of Deposited Securities, such Deposited
          Securities shall not be voted. Neither the Depositary nor the Custodian shall under any circumstances exercise any voting discretion over any Deposited Securities.
                    The Depositary shall endeavor to ensure that on any date on which it votes or causes to be voted Shares or other Deposited Securities pursuant to this Paragraph (13), it will have on deposit under the Agreement the number of Shares or other Deposited
          Securities with respect to which it has received voting instructions from Holders. In the event that, on any such date, the number of Shares or other Deposited Securities, as the case may be, on deposit under the Agreement is lower than the number of Shares or other Deposited Securities with respect to which the Depositary has received voting instructions, the Depositary shall vote such Shares or other Deposited Securities in accordance with such instructions adjusting the number of securities voted on a pro-rated basis.

          Section 3.07 All references in the Form of Receipt to "deliver", "deposit", "surrender", "transfer", or "withdraw", when used with respect to the Shares refer, where the context requires, to any entry or entries or an electronic transfer or transfers as well as to the physical transfer of certificates representing the Shares.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES


          Section 4.01 Representations and Warranties. The Company and the Depositary mutually represent and warrant to each other and to the Holders, that:

     (a) This Agreement, when executed and delivered by each of the Company and the Depositary, and the Deposit Agreement, as amended and supplemented by this Agreement and all other documentation executed and delivered by the Company and the

     Depositary in connection therewith, will be or, in the case of the Depositary, will be deemed to have been, respectively, duly and validly authorized, executed and delivered by the Company and the Depositary, and constitute the legal, valid and binding obligations of the Company and the Depositary, enforceable against the Company and the Depositary in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

     (b) All of the information provided by the Company and the Depositary to each other in connection with this Agreement is true, accurate and complete in all material respects.


                                   ARTICLE V

                                 MISCELLANEOUS


          Section 5.01 Certain Rights of the Depositary. Whenever in the administration of the Deposit Agreement, as amended and supplemented by this Agreement, the Depositary shall deem it reasonably necessary to verify whether any distribution, offer or solicitation in respect of actions to be taken pursuant to the terms of the Deposit Agreement is in violation of US securities laws, or where clarification is required in the Depositary's reasonable discretion in respect of any such distribution, offer or solicitation, as to compliance with or violation of US securities laws, the Depositary may, subject to prior consultation with the Company, consult with counsel of its selection, and obtain a legal opinion from such counsel at the expense of the Company. Opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in good faith and in reliance theron.

          Section 5.02 Effective Date. This Agreement is dated as of the date set forth above and shall be effective as of the time of effectiveness of the Registration Statement on Form F-6 to be filed by the Depositary, on behalf of the legal entity created by the Deposit Agreement, as amended and supplemented by this Agreement, in connection with its appointment as successor depositary, the removal of the Predecessor Depositary to be effective simultaneously therewith (the "Effective Date"). From and after the Effective Date, all references in the Deposit Agreement and the Form of Receipt shall be deemed to be references to the Deposit Agreement and Form of Receipt, as amended and supplemented by this Agreement.

          Section 5.03 Outstanding Receipts. Receipts issued prior to the date hereof, which do not reflect the changes to the Receipts effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement, as amended and supplemented by this Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

          The Company hereby instructs the Depositary to (i) promptly send notice of the execution of the Deposit Agreement, as amended and supplemented by this Agreement, to all holders of American depositary receipts outstanding under the Deposit Agreement as of the date hereof and (ii) inform holders of American depositary receipts outstanding under the Deposit Agreement as of the date hereof that they have the opportunity, but are not required, to exchange their Receipts for one or more Receipts issued pursuant to the Deposit Agreement, as amended and supplemented by this Agreement.

          Holders and Beneficial Owners of Receipts issued pursuant to the Deposit Agreement issued prior to the date hereof and outstanding as of the date hereof, shall, from and after the date hereof, be deemed Holders and Beneficial Owners of Receipts issued pursuant and be subject to all of the terms and conditions of the Deposit Agreement, as amended and supplemented by this Agreement, in all respects, provided, however, that any amendment to the Deposit Agreement effectuated by this Agreement that prejudices any substantial existing right of Holders or Beneficial Owners of Receipts issued under the Deposit Agreement shall not become effective as to Holders and Beneficial Owners until thirty (30) days after notice of the amendment effectuated by this Agreement shall have been given to holders of Receipts outstanding as of the date hereof.

          Section 5.04 Undertaking of Depositary. The Depositary hereby undertakes to promptly mail notice of its appointment as Depositary under the Deposit Agreement, as amended and supplemented by this Agreement, to the Holders of Receipts outstanding as of the date hereof.

          Section 5.05 Indemnification. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 12 of the Deposit Agreement, as amended and supplemented hereby, in connection with any and all liability it or they may incur as a result of the terms of this Agreement and the transactions contemplated herein. Nothing herein shall obligate Deutsche Bank Trust Company Americas to indemnify or hold harmless the Company, or any of its directors, employees, agents and affiliates for any liability or expense arising out of acts performed or omitted by The Bank of New York, as Predecessor Depositary, the Custodian, or their respective directors, employees, agents and affiliates.

          Section 5.06 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          Section 5.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Delivery by telecopier of an executed signature page hereto shall be effective as delivery of a manually executed counterpart hereof.

               [REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]

          IN WITNESS WHEREOF, the Company and the Depositary have caused this Agreement to be executed by representatives hereunto duly authorized as of the date set forth above.

                                       Continental AG, as the Company

                                       By:  /s/ Manfred Wennemer
                                            --------------------
                                       Name:   Manfred Wennemer
                                       Title:  Chairman of the Executive Board


                                       By:  /s/ Dr. Alan Hippe
                                            ------------------
                                       Name:   Dr. Alan Hippe
                                       Title:  Member of the Executive Board


                                       DEUTSCHE BANK TRUST COMPANY
                                       AMERICAS, as the Depositary

                                       By:  /s/ Clare Benson
                                                ------------
                                       Name:   Clare Benson
                                       Title:  Vice President

                                       By:  /s/ Mark Downing
                                                ------------
                                       Name:   Mark Downing
                                       Title:  Vice President

                                                                   Exhibit (d)

                    [Sidley Austin Brown & Wood letterhead]



                                       o, 2003

Deutsche Bank Trust Company Americas,
as Depositary
4 Albany Street
New York, New York  10006

                  American Depositary Shares evidenced by
                  American Depositary Receipts for deposited
                  shares of Continental AG
                  -------------------------------------------

Dear Sirs:

          Referring to the Registration Statement on Form F-6 relating to the above-entitled American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") each ADS representing one common share of Continental AG (the "Company"), a corporation incorporated under the laws of the Federal Republic of Germany. Capitalized terms used herein that are not herein defined shall have the meanings assigned to them in the Deposit Agreement appearing, or incorporated by reference, in Exhibit (a) to the Registration Statement.

          We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

          The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We hereby consent to the use of this opinion as Exhibit (d) to the above-mentioned Registration Statement. In giving such consent, we do not admit thereby that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                                     Very truly yours,



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